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                                                                     EXHIBIT 5.1


                            [LETTERHEAD OF JONES DAY]


                                  ______, 2005


Alon USA Energy, Inc.
7616 LBJ Freeway
Suite 300
Dallas, Texas 75251


                           Re: Alon USA Energy, Inc.

Ladies and Gentlemen:

         We are acting as counsel to Alon USA Energy, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of up to 9,775,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Shares") pursuant to the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company and Credit Suisse First Boston LLC, as representative of the underwriters to be named therein ("Underwriters").

         In rendering this opinion, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered to the Underwriters pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid, and nonassessable.

         We express no opinion as to matters governed by any laws other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect, if any, that any other law may have on the opinion expressed herein.



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Alon USA Energy, Inc.
______, 2005
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5.1 to Registration Statement No. 333-124797 (the "Registration Statement") filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the "Act") and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                         Very truly yours,